AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Information

September 30, 2006

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of AT&T Inc. (AT&T), BellSouth Corporation (BellSouth) and Cingular Wireless LLC (Cingular). The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of YellowPages.com, which we refer to as YPC, a joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s total investment was approximately $100 at September 30, 2006. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with AT&T treated as the acquirer and as if the acquisition of BellSouth had been completed on January 1, 2005 for statement of income purposes and September 30, 2006 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the AT&T Form S-4 filed with the Securities and Exchange Commission (SEC) on March 31, 2006 (File No. 333-132904) including all amendments and supplements to it.

The pro forma amounts have been developed from (a) the unaudited condensed consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006, (b) the unaudited condensed consolidated financial statements of BellSouth contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006, and (c) the unaudited condensed consolidated financial statements of Cingular contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006.

As of the date of this document, the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the BellSouth assets to be acquired and the liabilities to be assumed (which will include the fair value adjustments for BellSouth’s 40 percent interest in Cingular) and the related allocations of purchase price are in process, and AT&T has not identified the adjustments necessary, if any, to conform BellSouth and Cingular data to AT&T’s accounting policies (see Note 1). For this document, AT&T has made certain adjustments to the historical book values of the assets and liabilities of BellSouth and Cingular to reflect certain preliminary estimates of fair values, with the excess of the purchase price over the historical net assets of BellSouth, as adjusted to reflect estimated fair values, recorded as goodwill (see Note 2). Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once AT&T has determined the final purchase price for BellSouth and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for BellSouth and Cingular. There can be no assurance that such finalization will not result in material changes.

Additionally, as of September 30, 2006, AT&T has not completed and included the final valuations for the AT&T Corp. (ATTC) acquisition in the AT&T consolidated balance sheet. The values of certain assets and liabilities assumed in the acquisition of ATTC are based on preliminary valuations and are subject to adjustment as additional information is obtained. As of September 30, 2006, AT&T had obtained additional information on many of the outstanding issues relating to the preliminary valuation, resulting in the adjustment of certain assets and liabilities, offset by a change to goodwill. AT&T has 12 months from the closing of the acquisition to finalize the valuations; any remaining adjustments will be reflected in the fourth quarter of 2006.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AT&T would have been had the BellSouth acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of future cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the BellSouth acquisition.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T, BellSouth and Cingular.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Historic		Adjustments
	AT&T	BellSouth	Consolidation of Cingular		Other		Combined
Total Operating Revenues	$47,164	$15,595	$27,751		$(1,795)	(c1)	$87,627
					(588)	(d1)
					(500)	(d2)
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	20,641	5,974	11,218		(1,795)	(c1)	34,790
					-	(c2)
					(588)	(d1)
					(160)	(d3)
					(500)	(d2)

Selling, general and administrative	11,396	2,868	8,439		(1)	(c2)	22,641
					(61)	(d3)

Depreciation and amortization	7,415	2,685	4,854		(408)	(c4)	17,734
					1,147	(a5)
					2,041	(b3)
Asset impairment and net restructuring and other charges	-	72	-		-		72
Total Operating Expenses	39,452	11,599	24,511		(325)		75,237
Operating Income	7,712	3,996	3,240		(2,558)		12,390
Interest expense	1,378	860	901	(a3)	(358)	(c1)	2,793
					13	(c3)
					(1)	(d4)

Other income (expense) – net	1,753	906	(107)	(a3)	(358)	(c1)	453
			(1,741)	(a3)
Income Before Income Taxes	8,087	4,042	491		(2,570)		10,050
Provision for income taxes	2,669	1,312	491	(a3)	(910)	(f)	3,562
Net Income	$5,418	$2,730	$-		$(1,660)		$6,488

Basic Earnings Per Share:
Net Income	$1.40	$1.51					$1.03	(e1)
Weighted Average Common Shares Outstanding (000,000)	3,880	1,806					6,294

Diluted Earnings Per Share:
Net Income	$1.39	$1.51					$1.03	(e2)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,900	1,813					6,323

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2006
	Historical		Pro Forma
			Adjustments
	AT&T	BellSouth	Consolidation of Cingular		Other		Combined
Assets
Current Assets
Cash and cash equivalents	$1,251	$731	$491	(a1)	$-		$2,473
Accounts receivable – net	8,668	2,562	3,921	(a1)	-		15,151
Other current assets	3,593	2,638	2,414	(a1)	-		8,645
Total current assets	13,512	5,931	6,826		-		26,269
Property, Plant and Equipment – Net	57,651	21,820	22,696	(a1)	1,540	(b2)	103,707
Goodwill	13,385	-	22,004	(a1)	(8,802)	(a4)	64,611
			472	(a2)	37,552	(b)
Other Intangibles – Net	7,728	1,540	27,397	(a1)	10,200	(b3)	52,166
					5,300	(a5)
					12,500	(a5)
					(10,959)	(a4)
					(1,540)	(b2)
Investments in Equity Affiliates	2,222	31	1	(a1)	-		2,254
Investments in and Advances to Cingular Wireless	33,029	22,357	(33,029)	(a2)	-		-
			(22,357)	(a2)
Other Assets	16,365	8,694	1,368	(a1)	(14)	(b4)	25,286
					(1,127)	(b2)
Total Assets	$143,892	$60,373	$25,378		$44,650		$274,293

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$4,713	$3,926	$2,829	(a1)	$-		$9,916
			(1,552)	(a2)	-
Other current liabilities	19,192	4,956	6,714	(a1)	-		30,862
Total current liabilities	23,905	8,882	7,991		-		40,778
Long-Term Debt	26,799	14,278	18,593	(a1)	(96)	(a7)	52,920
			(6,717)	(a2)	63	(b5)
Other Noncurrent liabilities	37,787	11,777	5,511	(a1)	5,273	(b4)	59,235
					(1,127)	(b2)
					14	(a6)
Total Noncurrent liabilities	64,586	26,055	17,387		4,127		112,155

Stockholders’ Equity
Common shares issued	4,065	2,020	-		(2,020)	(b6)	6,479
					2,414	(b1)
Capital in excess of par value	27,116	8,130	-		(8,130)	(b6)	90,661
					63,545	(b1)

Members’ capital	-	-	46,655	(a1)			-
			(46,655)	(a2)
Retained earnings (deficit)	30,653	21,525	-		(21,525)	(b6)	30,653
Treasury shares (at cost)	(5,867)	(6,274)	-		6,274	(b6)	(5,867)
Accumulated other comprehensive			(10)	(a1)	(35)	(b6)	(566)
income	(566)	35	10	(a2)
Total stockholders’ equity	55,401	25,436	-		40,523		121,360
Total Liabilities and Stockholders’ Equity	$143,892	$60,373	$25,378		$44,650		$274,293

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of AT&T, BellSouth and Cingular, after giving effect to the BellSouth merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending BellSouth acquisition on AT&T. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YPC joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s aggregate total investment was approximately $100 at September 30, 2006. On March 5, 2006, AT&T and BellSouth jointly announced the execution of the merger agreement, pursuant to which AT&T would acquire BellSouth in a transaction in which each BellSouth common share would be converted into and exchanged for 1.325 AT&T common shares. Based on the average closing price of the AT&T common shares for the two days prior to, including, and two days subsequent to the public announcement of the merger (March 5, 2006) of $27.32, the purchase price would be $65,959.

AT&T and BellSouth jointly own Cingular, with AT&T holding a 60 percent economic interest and BellSouth holding a 40 percent economic interest. Control of Cingular is shared equally by AT&T and BellSouth. AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income and reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless.” After the merger, BellSouth and Cingular will be wholly-owned subsidiaries of AT&T.

Upon consolidation, the asset and liabilities of BellSouth and Cingular will be appraised, based on third-party valuations, for inclusion on the opening balance sheet, adjusting 100% of BellSouth’s and 40% of Cingular’s values. Long-lived assets such as property, plant and equipment will reflect a value of replacing the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets, sometimes referred to as a Greenfield approach. In an industry that relies heavily on technology, such as telecommunications, this approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be not be impaired. As such, we expect that there may be material decreases in the property, plant and equipment when recorded at fair value using the Greenfield approach (see Note 2, b3). Additionally, assets and liabilities that would not normally be recorded in ordinary operations will be recorded at their acquisition values (e.g., customer relationships that were developed by the acquired company). Debt instruments and investments are valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company’s estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price is recorded as goodwill.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of AT&T’s, BellSouth’s and Cingular’s operations.

Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by AT&T as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). The Unaudited Pro Forma Combined Condensed Statement of Income reflects the BellSouth acquisition as if it had been completed on January 1, 2005.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the merger as if it was completed on September 30, 2006 and includes AT&T’s preliminary valuations of property, plant and equipment, intangible assets, employee benefit plans, debt and certain other assets and liabilities acquired in the ATTC acquisition. As of September 30, 2006, we have obtained additional information on many of the outstanding issues relating to the preliminary valuation, resulting in the adjustment of certain assets and liabilities, offset by a change to goodwill. We have 12 months from the closing of the acquisition to finalize our valuations; any remaining adjustments will be reflected in the fourth quarter of 2006.

For more information on estimated cost savings, and revenue synergies, see “The Merger – AT&T’s Reasons for the Merger” and “The Merger – BellSouth’s Reasons for the Merger” included in the AT&T Form S-4 filed with the SEC on March 31, 2006 (File No. 333-132904) including all amendments and supplements to it.

AT&T INC.

Dollars in millions except per share amounts

Note 2. Pro Forma Adjustments

(a)	The Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments to reflect the consolidation of Cingular as a wholly-owned subsidiary of AT&T.

(a1)

AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless” on their respective consolidated balance sheets.

At September 30, 2006, AT&T’s total investment in Cingular was $33,029. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove AT&T’s “Investment in and Advances to Cingular Wireless” and to record, by category, AT&T’s 60 percent ownership of Cingular’s assets and liabilities as reported in Cingular’s consolidated balance sheet included in their Quarterly Report on Form 10-Q. AT&T’s 60 percent ownership of Cingular’s assets and liabilities remains at the existing historical book values after the merger.

At September 30, 2006, BellSouth’s total investment in Cingular was $22,357. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove BellSouth’s “Investment in and Advances to Cingular Wireless” and to record, by category, BellSouth’s 40 percent ownership of the fair value of Cingular’s assets and liabilities as reported in Cingular’s consolidated balance sheet included in their Quarterly Report on Form 10-Q, with fair values approximating historical book values as of September 30, 2006, unless otherwise noted in a4 through a7.

(a2)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate Cingular’s September 30, 2006 “Members’ Capital,” other equity amounts, amounts due to AT&T and BellSouth under the Cingular revolving credit agreement and long-term debt due to AT&T and BellSouth as follows:

Investments in and Advances to Cingular Wireless
AT&T	$33,029
BellSouth	22,357
Combined investment in Cingular	$55,386

Member investment reflected as goodwill	$472
Cingular revolving credit agreement with parents	1,552
Cingular long-term debt due to parents	6,717
Cingular’s unrecognized losses	(10)
Cingular’s members capital	46,655
$55,386

(a3)

AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income. The Unaudited Pro Forma Combined Statement of Income has been adjusted to remove equity in net income of affiliates recorded by AT&T and BellSouth and to record, by category, Cingular’s results as reported in Cingular’s consolidated statement of income included in their Quarterly Report on Form 10-Q.

AT&T INC.

Dollars in millions except per share amounts

(a4)

The acquisition of BellSouth’s portion of Cingular will be accounted for as a step acquisition. In accordance with purchase accounting rules, BellSouth’s investment in Cingular will be adjusted to its fair value through purchase accounting adjustments. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments of $8,802 to eliminate BellSouth’s 40% ownership interest in Cingular’s historical goodwill and $10,959 to eliminate BellSouth’s interest in Cingular’s intangible assets.

(a5)

Of the total amount allocated to “Other Intangibles — Net,” approximately $12,500 represents BellSouth’s portion of the fair value of wireless licenses held by Cingular. These licenses are intangible assets with indefinite lives and, as such, are not subject to amortization. Additionally, AT&T has tentatively assigned approximately $5,300 to BellSouth’s portion of the fair value of Cingular’s customers acquired with an average asset life of 5 years. The final purchase price allocations, which will be based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization records a larger portion of the amortization expense earlier in the life of the assets.

(a6)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s portion of Cingular’s pension and postretirement benefit plans at fair value. The total adjustment represents 40 percent of the unrecognized net losses and the unrecognized prior services cost (benefit) for Cingular’s pension and postretirement plans as of September 30, 2006. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(a7)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s portion of Cingular’s long-term debt due to external parties at fair value. BellSouth’s portion of the estimated fair value of Cingular’s long-term debt (including current maturities of long-term debt) was $5,165 at September 30, 2006, calculated using quotes or rates available for debt with similar terms and maturities, based on Cingular’s debt ratings at that time. BellSouth’s portion of the carrying value of Cingular’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $5,261 at September 30, 2006, resulting in a proportional decrease to debt of $96. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

AT&T INC.

Dollars in millions except per share amounts

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed and the excess purchase price to Goodwill as follows:

	Common Stock	Additional Capital	Total
Total consideration: Issuance of AT&T common stock to BellSouth shareholders	$2,414	$63,545	$65,959	(b1)

Book value of net asset acquired
BellSouth’s equity			$25,436
Elimination of BellSouth’s ownership percentage of Cingular’s goodwill and intangibles			(19,761)	(a4)
Fair value of BellSouth’s customer lists			10,200	(b3)
BellSouth’s portion of the fair value of Cingular’s customer lists			5,300	(a5)
BellSouth’s portion of the fair value of Cingular’s wireless licenses			12,500	(a5)
Preliminary fair value adjustments
BellSouth deferred activation and installation revenue			1,127	(b2)
BellSouth deferred activation and installation revenue			(1,127)	(b2)
BellSouth long-term debt			(63)	(b5)
BellSouth’s ownership percentage of Cingular’s long-term debt			96	(a7)
BellSouth’s pension and postretirement plans			(5,287)	(b4)
BellSouth’s ownership percentage of Cingular’s pension and postretirement plans			(14)	(a6)
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$28,407
Goodwill			$37,552	(b2)

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $65,959 calculated as follows:

BellSouth shares outstanding at September 30, 2006	1,822,000,000
Exchange ratio	1.325
AT&T common shares to be issued	2,414,150,000

Price per share [1]	$27.32
Aggregate value of AT&T shares issued	$65,959

Value attributed to par at $1 par value	$2,401
Balance to capital in excess of par value	$63,545

1 Price per share is based on the average closing price of the AT&T common shares for the two days prior to, including and two days subsequent to the first trading day following public announcement of the merger on March 5, 2006.

It is assumed that all stock will be new issuances. However, AT&T may issue treasury shares for a portion of the required AT&T common shares. The actual number of newly issued shares of AT&T common stock or treasury shares to be delivered in connection with the merger will be based upon the number of BellSouth common shares issued and outstanding when the merger closes.

AT&T INC.

Dollars in millions except per share amounts

(b2)

The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities and unless otherwise noted in b3 through b5, fair values approximate historical book values as of September 30, 2006, including for property, plant and equipment. The remaining unallocated purchase price was allocated to Goodwill. The final purchase price allocations, which are based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the reclassification of BellSouth’s capitalized software, which was recorded as an intangible asset and to eliminate deferred activation-related revenue and expense (see note d2).

(b3)

Of the total amount allocated to “Other Intangibles — Net,” AT&T has tentatively identified approximately $10,200 for customers acquired from BellSouth with an average asset life of 6 years. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives, recording a larger portion of the amortization expense earlier in the life of the assets.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to amortizable intangible assets of either BellSouth or BellSouth’s 40 percent ownership of Cingular in the final purchase price allocation (since it is an illustration, the table below should not be substituted for the quarterly pro forma results shown in these pro forma financial statements). Amortization of these assets is utilizing the sum-of-the-months digits method over the lives shown and the first year of amortization is displayed. Expense for each year thereafter will decrease.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
3	$550	$340	$0.05
5	357	221	0.04
9	209	129	0.02

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to property, plant and equipment of either BellSouth or BellSouth’s 40 percent ownership of Cingular in the final purchase price allocation. Depreciation of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$333	$206	$0.03
10	100	62	0.01
20	50	31	0.00

(b4)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s pension and postretirement benefit plans at fair value. The total adjustment represents unrecognized net loss, unrecognized prior services cost (benefit) and unrecognized net obligation for BellSouth’s pension and postretirement plans as of September 30, 2006. Such amounts were reflected in the balance sheet based on adjustments to the individual plans and whether such plans were in a net asset or net liability position.

AT&T INC.

Dollars in millions except per share amounts

(b5)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s long-term debt at fair value. The estimated fair value of BellSouth’s long-term debt (including current maturities of long-term debt) was $18,267 at September 30, 2006, calculated using quotes or rates available for debt with similar terms and maturities, based on BellSouth’s debt ratings at that time. The carrying value of BellSouth’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $18,204 at September 30, 2006, resulting in a total increase to debt of $63. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b6)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of BellSouth.

(c)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect Cingular as a wholly-owned subsidiary of AT&T rather than as a joint venture, thereby eliminating amounts recorded as equity in net income of affiliates by AT&T and BellSouth from Cingular and to eliminate the following items:

(c1)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate intercompany operating revenues and cost of sales expenses between Cingular and AT&T and BellSouth. Operating revenues and expenses consist primarily of access and long-distance services and commission revenue. Other revenues and expense adjustments of $358 consist primarily of interest on shareholder loans and advances to Cingular.

(c2)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to BellSouth’s portion of the adjustment of Cingular’s pension and postretirement plans to fair value (see note a6). The adjustment reflects BellSouth’s portion of the elimination of amounts recorded by Cingular in the first nine months of 2006 for amortization of unrecognized prior service benefit and amortization of losses for pension and postretirement benefits and are reflected on the Unaudited Pro Forma Condensed Combined Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(c3)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect increased interest expense due to BellSouth’s portion of the adjustment of Cingular’s long-term debt to fair value (see note a7). The difference between the fair value and the face amount of each borrowing is amortized using the effective interest method.

(c4)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of BellSouth’s portion of Cingular’s historical intangible asset amortization (see note a4).

(d)	The Unaudited Pro Forma Condensed Combined Statement of Income includes the results of BellSouth’s operations and has been adjusted to eliminate the following items:

(d1)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses between AT&T and BellSouth, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(d2)

BellSouth defers revenue from activation-related activities and recognizes the revenue over the life of the customer relationship. Associated expenses are also deferred but only to the extent of revenues and are recognized over the same period as the revenue. The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate the amortization of this revenue and expense in accordance with fair value accounting.

AT&T INC.

Dollars in millions except per share amounts

(d3)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of BellSouth’s pension and postretirement plans to fair value (see note b4). The adjustment reflects the elimination of amounts recorded by BellSouth for amortization of net unrecognized prior service cost, transition obligation and net amortization of losses for pension and postretirement benefits and are reflected on the Unaudited Pro Forma Condensed Combined Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(d4)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of BellSouth’s long-term debt to fair value (see note b5). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as an increase to interest expense over the remaining term of the borrowing, based on the maturity dates ranging from one to 91 years.

(e)

Pro forma combined earnings per common share are based on the historical AT&T weighted average shares outstanding, adjusted to assume that shares issued by AT&T (see Note b1) for the BellSouth merger were outstanding for the entire period presented. Additionally, for dilutive purposes, pro forma combined earnings per common share are adjusted to assume that additional shares were issued for the BellSouth weighted average common stock equivalents and that those shares were outstanding for the entire period presented. Pro forma combined earnings per common share are calculated using net income.

(e1)	Pro forma combined basic earnings per common share are calculated as follows (shares in millions):

For the Nine Months Ended September 30, 2006
AT&T weighted average shares outstanding at September 30, 2006	3,880
AT&T shares to be issued for BellSouth acquisition	2,414	(b1)
Pro Forma Combined weighted average shares outstanding at September 30, 2006	6,294

(e2)	Pro forma combined diluted earnings per common share are calculated as follows (shares in millions):

For the Nine Months Ended September 30, 2006
AT&T weighted average shares outstanding with dilution at September 30, 2006	3,900
AT&T shares to be issued for BellSouth acquisition	2,414	(b1)
Additional shares assumed issued for dilutive impact of BellSouth options outstanding at September 30, 2006 (7 shares converted at 1.325)	9
Pro Forma Combined weighted average shares outstanding with dilution at September 30, 2006	6,323

(f)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (d) and the amortization impact of items (a5) and (b3) of $(910). The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the AT&T, BellSouth and Cingular combined tax rate of 35.4%.

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.